Exhibit 5.9

October 10, 2012

Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89169

Re:      Registration Statement on Form S-4 $240,000,000 Principal Amount of
7.50% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Ameristar Casinos, Inc., a Nevada corporation (the “Company”), and its wholly-owned subsidiaries, Ameristar Lake Charles Holdings, LLC (“Louisiana Holdings”), a Louisiana limited liability company, and Ameristar Casino Lake Charles, LLC (“Louisiana Casino,” and together with Louisiana Holdings, the “Louisiana Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”), of (i) $240,000,000 principal amount of 7.50% Senior Notes due 2021 (the “Notes”) of the Company, to be issued in exchange for the Company’s outstanding 7.50% Senior Notes due 2021 (the “Outstanding Notes”) pursuant to that certain indenture including a guarantee, dated as of April 14, 2011 (the “Base Indenture” which includes the “Guarantee”), by and among the Company, the Subsidiary Guarantors named therein and party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), as amended by (i) that certain supplemental indenture dated as of February 23, 2012 (the “First Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors named therein and party thereto and the Trustee, (ii) that certain supplemental indenture dated as of April 26, 2012 (the “Second Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors named therein and party thereto and the Trustee , and (iii) that certain supplemental indenture dated as of July 18, 2012 (the “Third Supplemental Indenture, and collectively with the Base Indenture, First Supplemental Indenture, and Second Supplemental Indenture, the “Indenture”), by and among the Company, the Subsidiary Guarantors named therein and party thereto (including the Louisiana Guarantors) and the Trustee.  This opinion is being issued and delivered to you to be filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.  Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Indenture.

October 10, 2012

As such special Louisiana counsel, and for the purpose of rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, the following:

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Indenture, including the Guarantees contain therein;

(iv)	the Notes;

(v)

the articles of organization, initial reports, and limited liability company operating agreements of each of the Louisiana Guarantors, each as amended through the date hereof and as certified by the Officer Certificates (defined in subsection (vi) below), (respectively, the “Articles of Organization” and the “Operating Agreements”);

(vi)

the Certificate of Assistant Secretary of The Guarantors dated as of October 10, 2012 of the duly elected, qualified and authorized Assistant Secretary of each of the Louisiana Guarantors given in connection with the Indenture and Guarantees as to certain factual matters (the “Officer Certificate”);

(vii)

the Action by Written Consent of the Manager of Louisiana Holdings adopted by the manager of such company dated as of July 16, 2012 with respect to the transactions referred to in the Indenture and Guarantees and as certified by the Officer Certificates;

(viii)	the Certificates of Good Standing for each of the Louisiana Guarantors, as issued by the Secretary of State of the State of Louisiana on October 3, 2012 (the “Certificates of Good Standing”);

The documents listed above in paragraphs (i) through (iv), inclusive, are hereinafter collectively referred to as the “Operative Documents.”  The documents listed above in paragraphs (v) through (viii), inclusive, are hereinafter collectively referred to as the “Organizational Documents.”

In our capacity as special Louisiana counsel to the Louisiana Guarantors in connection with the registration contemplated by the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Louisiana Guarantors in connection with the authorization and issuance of the Notes and the Guarantees.  We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below; provided, however, that in rendering our opinions set forth in paragraphs 4 and 5 below, we have specifically relied on our discussions and correspondence with the Louisiana Attorney General’s Office, Gaming Division.  We have been furnished with, and have relied upon, as to factual matters only, the Certificates of Good Standing, the Officer Certificates and assurances of the officers and other representatives of the Company and Louisiana Guarantors, and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein.  As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the Operative Documents; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company or the Louisiana Guarantors.

October 10, 2012

Without limiting the generality of the foregoing, in rendering this opinion, we have assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (ii) all documents submitted to us as originals are authentic, (iii) the signatures on all documents that we have examined are genuine, (iv) all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original documents; and (v) that the Trustee and any holder of any Outstanding Note has not exercised, and will not exercise, significant influence (as set forth in La.R.S. 27:28 and the regulations promulgated in connection therewith and other provisions of the Gaming Laws of the State of Louisiana) over the gaming activities or operations of the Company or the Louisiana Guarantors.

While certain members of our firm are admitted to practice in jurisdictions other than the State of Louisiana, for purposes of this letter, we have examined only the laws of the State of Louisiana.  No opinion is expressed herein with respect to (i) the qualification of the Notes or Guarantees under the securities or blue sky laws of any federal, state or foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) the laws of any county, municipality or any other political subdivision or local governmental agency or authority.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.         Each of the Louisiana Guarantors is a limited liability company organized and validly existing under the laws of the State of Louisiana.

2.         Each of the Louisiana Guarantors has the requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees.

3.         Each of the Louisiana Guarantors has taken all necessary limited liability company action to authorize the execution and delivery of and performance of its obligations under the Indenture and Guarantees and has duly executed and delivered the Third Supplemental Indenture.

4.         The execution and delivery by the Louisiana Guarantors of the Third Supplemental Indenture, and the performance by the Louisiana Guarantors of their respective obligations under the Indenture and the Guarantees, do not require either of the Louisiana Guarantors to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Louisiana, other than (i) notices and filings previously obtained or made and in full force and effect.

October 10, 2012

5.         The execution and delivery of the Third Supplemental Indenture by the Louisiana Guarantors has not violated (i) any applicable statute, rule or regulation of the State of Louisiana, or (ii) their Articles of Organization or Operating Agreements.  Furthermore, based on the foregoing, if executed and delivered on the date hereof, the execution and delivery of the Guarantee by the Louisiana Guarantors would not violate (i) any applicable statute, rule or regulation of the State of Louisiana or (ii) their Articles of Organization or Operating Agreements.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Louisiana.  This opinion is limited to the effect of the current state of the laws of the State of Louisiana and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

JONES, WALKER, WAECHTER, POITEVENT,
CARRÈRE & DENÈGRE L.L.P.